Exhibit 77Q3.1

Registrant: American Century Capital Portfolios, Inc.

File Number: 811-7820

Registrant CIK Number: 0000908186

     Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending 9/30/2002
Series Number:  1

     72DD.  1. Total income  dividends  for which record date passed  during the period. (000's omitted)
                Investor Class 9463
         2. Dividends for a second class of open-end company shares
                (000's omitted)
                Advisor Class               818
                Institutional Class        1208
                C Class                       1
73A.     Payments per share outstanding during the entire current period:
1.       Dividends from net investment income
          Investor Class            0.0327
2.       Dividends for a second class of open-end company shares
         Advisor Class              0.0252
         Institutional Class        0.0389
         C Class                    0.0038

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class                285332
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class              33062
         Institutional Class        30371
         C Class                      378

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $5.60
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $5.60
         Institutional Class        $5.60
         C Class                    $5.59

For period ending 9/30/2002
Series Number: 2

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted)
         Investor Class             13404
         2. Dividends for a second class of open-end company shares (000's omitted)
         Advisor Class                 976
         Institutional Class           956
         C Class                        56
73A.     Payments per share outstanding during the entire current period:
3.       Dividends from net investment income
          Investor Class            0.0845
4.       Dividends for a second class of open-end company shares
         Advisor Class              0.0760
         Institutional Class        0.0912
         C Class                    0.0504

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             162885
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class              14177
         Institutional Class        10565
         C Class                     1237

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $6.18
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $6.18
         Institutional Class        $6.18
         C Class                    $6.18

For period ending 9/30/2002
Series Number: 3

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted)
         Investor Class             2499
         2. Dividends for a second class of open-end company shares
         (000's omitted)
         Advisor Class                 367
         Institutional Class           407

73A.     Payments per share outstanding during the entire current period:
5.       Dividends from net investment income
          Investor Class            0.2981
6.       Dividends for a second class of open-end company shares
         Advisor Class              0.2771
         Institutional Class        0.3146


74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             8566
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class              1398
         Institutional Class        1370


77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $15.55
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $15.55
         Institutional Class        $15.56

For period ending 9/30/2002
Series Number:  4

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             120854
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class              25316
         Institutional Class        12998
         C Class                      405

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $6.72
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $6.72
         Institutional Class        $6.74
         C Class                    $6.66


For period ending 9/30/2002
Series Number:  6

72DD. 1. Total income dividends for which record date passed during the period. (000's omitted)
         Investor Class             615
         2. Dividends for a second class of open-end company shares
         (000's omitted)
         Advisor Class                  0
         Institutional Class           22
         C Class                        1
73A.     Payments per share outstanding during the entire current period:
7.       Dividends from net investment income
          Investor Class            0.0374
8.       Dividends for a second class of open-end company shares
         Advisor Class              0.0314
         Institutional Class        0.0422
         C Class                    0.0136

74U.     1. Number of shares outstanding (000's omitted)
         Investor Class             19020
         2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Advisor Class                    7
         Institutional Class            493
         C Class                        119

77V.     1. Net asset value per share (to nearest cent)
         Investor Class             $4.18
         2.Net asset value per share of a second class of open-end company shares (to nearest cent)
         Advisor Class              $4.18
         Institutional Class        $4.18
         C Class                    $4.18